EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Dahlman Rose Oil Services and E&P Conference

HOUSTON, Nov. 20, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. ("Global" or the "Company") (NYSE:GGS) announced today that the Company will present at the Dahlman Rose Ultimate Oil Services and E&P Conference in New York City, NY on Tuesday, December 4, 2012 starting at 2:20pm EST.

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, as well as to access an archived replay.

About Global Geophysical Services, Inc.

Global Geophysical Services, Inc., headquartered in Houston, TX, provides an integrated suite of geoscience and engineering solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, AUTOSEIS® autonomous nodal technology, microseismic monitoring, seismic data processing and interpretation services, Unconventional Consulting, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSightSM. To learn more about Global Geophysical Services, Inc. visit www. globalgeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Sr. VP and Chief Financial Officer
         www.globalgeophysical.com